UNITED STATES
                      	SECURITIES AND EXCHANGE COMMISSION

                             	Washington, DC 20549

                                  	FORM 8-K

                                	CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 30, 1997

                              	WORK RECOVERY, INC.
          	(Exact Name of Registrant as Specified in its Charter)

              Colorado*
(State or Other Jurisdiction of Incorporation)

       0-18695					                            	68-0165800
(Commission File Number)			                		(IRS Employer
                                             Identification No.)

2341 South Friebus Avenue, Suite 14, Tucson, Arizona	      85713
    (Address of Principal Executive Offices)		          (Zip Code)

               	(520) 322-6634
(Registrant's Telephone Number, Including Area Code)

               	Not Applicable
	(Former Name or Former Address, if Changes Since Last Report)

*(NOTE: As part of the bankruptcy reorganization plan discussed in Item 3 below, the Registrant's corporate domicile will move from Colorado to Delaware)

ITEM 3	BANKRUPTCY OR RECEIVERSHIP

On December 4, 1996 the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court") entered its confirmation order confirming and approving Debtors' Restated Amended Joint Plan of Reorganization dated October 4, 1996 and the modification of Plan dated November 25, 1996 (the "Amended Plan") of Work Recovery, Inc., a Colorado corporation and its subsidiary ("Old WRI"). The Amended Plan will become effective on February 1, 1997 (the "Effective Date"). On the Effective Date, all of the assets of Old WRI will be transferred to Work Recovery, Inc., a Delaware corporation ("New WRI") and New WRI will assume all liabilities of Old WRI as such liabilities are modified pursuant to the terms of the Amended Plan.

The material features of the Amended Plan and information concerning the capitalization, assets and liabilities of New WRI are summarized below and contained in the Amended Plan, New WRI `s Certificate of Incorporation, as amended, and Bylaws and certain Agreements governing the rights of security holders of New WRI, which are filed as exhibits hereto and are incorporated herein by reference.

On the Effective Date, the capital structure of New WRI will consist of 50,000,000 shares of $.01 par value capital stock which include 48,000,000 shares of common stock ("New Common Stock") and 2,000,000 shares of preferred stock. The Company estimates that, on the Effective Date, there will be approximately 17,675,234 shares of New Common Stock issued or reserved for issuance pursuant to the Amended Plan. The distribution of such shares is described below.

The Amended Plan provides for the continuation of Old WRI's business as New WRI. Funds required to make initial distributions to creditors and for continued operations will be supplied from the proceeds of certain additional financings expected to be available at the Effective Date, from funds generated through operations and the sale of assets. Additional funds may be generated through the exercise of the warrants to purchase Common Stock that will be issued to the holders of common stock of Old WRI ("Old Common Stock") which are described below.

In summary, the Amended Plan provides for the following treatment of administrative, secured and unsecured obligations of and other claims against and interests in Old WRI and the holders of preferred stock of Old WRI, and Old Common Stock and options and warrants to purchase Old Common Stock.

Treatment of Creditors and Other Claimants

Administrative Claims and Expenses. The Amended Plan provides for the payment in full of all administrative claims and expenses on the Effective Date or when the claim is allowed. Administrative claims and expenses consist of the reasonable and necessary costs of preserving the bankruptcy estate, including general operating expenses, claims under assumed executory contracts and fees and expenses of professional to the extent authorized by order of the Bankruptcy court. The company estimates that general operating expenses as of the Effective Date, will aggregate $125,000, obligations under assumed executory contracts will aggregate $60,000, and fees and expenses of professionals will aggregate $900,000.

Priority Claims. The holders of Priority Claims will be paid the full amount of their respective claims on or after the Effective Date. Priority Claims include wage claims and tax claims against the Company to the extent entitled to priority.

Certain Secured Claims.  All existing defaults on the claims secured by
(i) the Company's Tucson real estate and (ii) an automobile owned by the Company will be cured as of the Effective Date and the company will resume monthly payments on such obligations. The company estimates that cure payment will aggregate $125,000.

Converted Secured Claims. The claims of Allsup, Inc. ("Allsup") Doug Engmann ("Engmann"), and Recovery Lenders L.L.C. ("Recovery Lenders"), arising from secured loans made prior to the bankruptcy proceedings and from advances made during the bankruptcy proceeding will be converted to New Common Stock pursuant to the provisions of the Amended Plan. Pursuant to the Amended Plan, Allsup will be issued a total of 2,573,517 shares, the successors of Recovery Lenders will be issued a total of 1,323,523 shares and Engmann will be issued a total of 51,470 shares in exchange for secured claims totaling $2,035,000 plus accrued interest plus an additional cash contribution by Allsup of $1,000.000.

Unsecured Claims Claims that are not Priority Claims or Secured Claims are referred to as "Unsecured Claims". The Unsecured Claims include the following:

Small Claims. Holders of Small Claims against the Company ($500 or less) will receive payment of cash in the amount of 90% of their respective claims within thirty days of the Effective Date. The aggregate amount payable to the holders of Small Claims is approximately $66,000.

Unresolved Claims. The Company identified 11 claims as "Unresolved Claims" under the Amended Plan. Under the terms of the Amended Plan, the holders of such claim are to receive full payment of their allowed claims in New Common Stock at the rate of $2.50 per share. All such claims have been liquidated by settlement agreements or by orders disallowing the claims. Pursuant to the settlement agreements, the holders of such claims will receive a total of 1,000,000 shares of New Common Stock. Certain of such holders will also receive additional consideration for the assumption or rejection of executory contracts, for the sale of personal property, and/or for consulting services. Pursuant to the terms of the Amended Plan, and since 500,000 shares allocated to such class will not be issued pursuant to such settlement agreements, 250,000 of such shares shall be canceled and 250,000 shares will be transferred to the Claims Trust described below.

Securities Class Action Claimants. Holders of claims against the Old WRI arising from the purchase or sale of securities in the Old WRI purchased from September 1993 through April

<PAGE 4
1996 will receive a pro rata distribution of 1,500,000 shares of New Common Stock. The holders of such claims may receive additional distributions from the Claims Trust described below. Such holders include the members of class action cases currently pending against the company, the Old WRI; it is anticipated that the procedures for identifying and quantifying such claims will be determined in accordance with the terms of a tentative settlement agreement with the class representatives which will be presented to the Bankruptcy Court and the United States District Court in which actions are pending.

Claims Trust. On or after the Effective Date, the company will transfer to a Claims Trust to be established all claims of the company against Thomas Brandon, affiliates of Thomas Brandon and person acting in concert with him in certain suspect transactions. The Company will also transfer $50,000 on the Effective Date and an additional $250,000 within 180 days after the Effective Date to the Claims Trust. One-half of the unallocated shares not distributed to Unresolved Claims, which are estimated to be 250,000 shares, will be transferred to the Claims Trust. The trustee of the Claims Trust shall be appointed by the Bankruptcy Court upon recommendation by the Creditors committee. Distributions for the Claims Trust are to be made first to general unsecured creditors until total distributions equal twenty percent of their allowed claims. Thereafter, distributions shall be made to holders of Securities Fraud claims and holders of Old Common Stock, in accordance with the terms of the Amended Plan.

General Unsecured Claims. The holders of claims against Old WRI not otherwise classified under the Amended Plan will receive cash in the amount of eighty percent (80%) of the amount of their claim as allowed by the Bankruptcy
Court. Such holders may receive additional distributions from the Claims Trust as otherwise described herein and in the Amended Plan. It is anticipated that such claims will aggregate $2,100,000. The Amended Plan provides that payment on account of such claims shall be made in two installments, within thirty and 180 days after the Effective Date. However, no distributions will be made on account of such claims until allowed.

Treatment of Security Holders.
Under the Amended Plan, the holders of Old Common Stock, certain warrants to purchase Old Common Stock ("Old Warrants") and holders of certain classes of Preferred Stock of Old WRI ("Preferred Stock") are entitled to receive the following:

Old Common Stock.  The holders of Old Common Stock are entitled to receive
New Common Stock on the basis of one share of New Common Stock for each ten shares of Old Common Stock; provided that the certificates for Old Common
Stock are submitted to the transfer agent for the New Common Stock on or before February 1, 1998. Shares of Old Common Stock outstanding after that date will be canceled and no longer exchangeable into New Common Stock.
There are currently 45,918,623 shares of Old Common Stock outstanding meaning that, if all Old Common Stock is submitted for exchange into New Common Stock, 4,591,862 shares of New Common Stock will be issued to the holders of Old Common Stock.

Each holder of Old Common Stock will also receive a Warrant ("New Warrant") to purchase one share of New Common Stock for each share of New Common Stock received in exchange for Old Common Stock; except that, the maximum number of shares of New Common Stock that may be issued on the exercise of New Warrants shall be 2,700,000. The exercise price of each New Warrant is $2.50 subject to adjustment in accordance with the Warrant Agreement for the New Warrants.
New Warrants will be exercisable on a first come first served basis until 2,700,000 Warrants have been exercised at which time all remaining Warrants expire. If at least 2, 700,000 Warrants have not been exercised, the New Warrants will expire on August 1, 1997. The "Expiration Date" is the earlier to occur of (i) August 1, 1997 or (ii) the exercise of 2,700,000 warrants.
A "Conditional Warrant" representing the difference between 2,700,000 Warrants and the number of Warrants that have been exercised as of the Expiration Date, may be issued by New WRI to a third party during the 20 day period following the Expiration Date. Such Conditional Warrant must be exercised within ten days of its issuance to such third party. The exercise price of the Conditional Warrant shall be $2.50 per share.

Preferred Stock Holders. The holders of Series B and C of the Old Preferred Stock shall receive twenty percent (20%) of accrued dividends in cash and one share of New Common Stock for each ten shares of Old Common Stock into which their Old Preferred Stock was convertible. It is estimated that cash distributions on account of such interests will aggregate $134,000 and that 97,999 shares of New Common Stock will be issued.

Old Warrants. The holders of Old Warrants will receive an aggregate of 500,000 shares of New Common Stock in exchange for and cancellation of their Old Warrants.

Employees and Directors.
The Amended Plan provides for the issuance of an aggregate of 2,500,000 shares of New Common Stock to employees of Old WRI who will also be employees of New WRI (500,000 shares, in the aggregate), directors of Old WRI who are also directors of New WRI (200,000 shares, in the aggregate) and members of Team for New Management, which has furnished senior management (chief executive officer, chief financial officer, etc.) and other services to Old WRI during the bankruptcy period (1,800,000 shares, in the aggregate).

Employee Stock Option Plan.  Old WRI has a qualified employee Stock Option Plan that will be assumed by New WRI. On the Effective Date, the 2,118,050 shares of Old Common Stock reserved for issuance pursuant to the employee plan ("Employee Plan") will be reduced to 211,805 shares. On the Effective Date, options to purchase a total of 136,326 shares of New Common Stock will be granted pursuant to the Employee Plan to employees of the Company. The remaining shares will be available for the grant of Options to employees in the future pursuant to the Employee Plan.

          Shares of New Common Stock to be Issued or Reserved for Issuance

Class Description	                              					Number of Shares

1.	Secured Claims		                             			      3,948,568
2.	Unresolved Claims					                                1,000,000
3.	Securities Fraud Claims				                           1,500,000
4.	Claims Trust						                                      250,000
5.	Old Common Stock					                                 4,591,862
6.	Old WRI Warrants					                                   500,000
7.	Old Preferred Stock					                                 97,999
8.	Warrants and Options
     a.	New Warrants				                                 2,700,000
     b. Holder of Secured Claim			                         300,000
     c. Unresolved Claims	                                 75,000
     d.	Employee Stock Options		                           211,805
9.	Employees and Directors			                            2,500,000
     a. Team for New Management                          1,800,000
     b. Other                                              700,000
                                                        ----------
                                                       	17,675,234
                                                        ==========

Item 7.	              Financial Statements and Exhibits

Exhibit No.			                     	Description

      1.1				Debtors' Restated Amended Joint Plan of Reorganization dated
             October 4, 1996, modified as of November 25, 1996.

      3.1				Certificate of Incorporation of Work Recovery, Inc., as amended.

      4.1				Warrant Agreement dated as of February 1, 1997 between Work
             Recovery, Inc., and Harris Trust and Bank.

      4.2				Form of Warrant.

             Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           WORK RECOVERY, INC.
                                              (Registrant)


                                           By  /s/ Dorcas R. Hardy
                                           Dorcas R. Hardy
                                           President and Chief Executive
                                           Officer, Acting